UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 18, 2011

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 18, 2011, Ralcorp Holdings, Inc. (the “Company”) held its annual meeting of shareholders.  The following three directors were elected for a term of three years, expiring at the annual meeting of shareholders to be held in 2014, or at such other time when their respective successors are elected:

	Votes For	Votes Withheld
Kevin J. Hunt	46,834,868	457,152
David W. Kemper	42,069,866	5,222,154
David R. Wenzel	46,915,869	376,151

At the same meeting, the following director was elected for a term of two years, expiring at the annual meeting of shareholders to be held in 2013, or at such other time when his successor is elected:

	Votes For	Votes Withheld
Benjamin O. Akande	46,873,275	418,745

At the same meeting, the following director was elected for a term of one year, expiring at the annual meeting of shareholders to be held in 2012, or at such other time when his successor is elected:

	Votes For	Votes Withheld
Jonathan E. Baum	46,884,793	407,227

At the same meeting, PricewaterhouseCoopers LLP was appointed as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011:

	Votes For	Votes Against	Abstained
Ratification	49,227,963	632,421	40,459

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:	January 21, 2011	By: /s/T. G. Granneman
T. G. Granneman
Chief Accounting Officer